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                                                                      Exhibit 11

                OLIN CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 Computation of Per Share Earnings (Unaudited)
                     (In millions, except per share data)

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
                                                                             Nine Months
                                                                          Ended September 30,
                                                                       -------------------------
                                                                         1997             1996
                                                                       --------        ---------
Primary earnings per share
--------------------------
Primary earnings:
Continuing operations:
Income from continuing operations                                      $  118.4        $   142.2
Less ESOP preferred dividend, net of tax benefit and other                   -              (5.0)
                                                                       --------        ---------
Income from continuing operations                                      $  118.4        $   137.2
                                                                       ========        =========
Loss from discontinued operations                                      $     -         $    (7.7)
                                                                       ========        =========

Primary shares:
Weighted average shares outstanding                                        51.0             49.8
                                                                       ========        =========
Primary earnings (loss) per share:
Continuing operations                                                  $   2.32        $    2.76
Discontinued operations                                                      -             (0.16)
                                                                       --------        ---------
Total                                                                  $   2.32        $    2.60
                                                                       ========        =========

Fully diluted earnings per share
--------------------------------
Fully diluted earnings:

Income from continuing operations                                      $  118.4        $   142.2
Less additional ESOP contribution                                            -              (2.5)
                                                                       --------        ---------
Income from continuing operations                                      $  118.4        $   139.7
                                                                       ========        =========
Loss from discontinued operations                                      $     -         $    (7.7)
                                                                       ========        =========
Fully diluted shares:

Weighted average number of common
   shares outstanding and common
   stock equivalents                                                       51.0             49.8
 Dilutive effect of:
   Stock options                                                            0.4              0.4
   ESOP preferred stock                                                      -               2.0
                                                                       --------        ---------
Fully diluted shares                                                       51.4             52.2
                                                                       ========        =========

Fully diluted earnings (loss) per share:
Continuing operations                                                  $   2.30        $    2.67
Discontinued operations                                                      -             (0.14)
                                                                       --------        ---------
Total                                                                  $   2.30        $    2.53
                                                                       ========        =========
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